Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Vascular Biogenics Ltd. of our report dated March 14, 2023 relating to the financial statements of Vascular Biogenics Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
July 26, 2023	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, 146 Derech Menachem Begin St. Tel-Aviv 6492103, Israel,
P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il